Exhibit 2.11

                     FORM OF SECURED CONVERTIBLE DEBENTURE


         THIS DEBENTURE, AND ANY SHARES ACQUIRED UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF
         (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

No. _________________

$____________________________                     Date ___________________, 2005


                        DRAGON INTERNATIONAL GROUP CORP.
                             (a Nevada corporation)

                        8% SECURED CONVERTIBLE DEBENTURE
                             Due On or Before , 2005


DRAGON INTERNATIONAL GROUP CORP., a Nevada corporation (the "Company"), for value received and intending to be legally bound, hereby promises to pay to the order of __________________________________, a resident of the state of
____________________________, ("Holder"), the principal amount of
__________________________________________ ($___________________________) on or
before _____________________, 2005, together with interest thereon as set forth herein.

1. Convertible Debenture. This Convertible Debenture is one of a duly authorized issue of the Company's 8% Secured Convertible Debentures (a "Debenture" or the "Debentures"), up to a maximum of $2,500,000 in relevant subscriptions.

By accepting this Debenture, the Holder hereby acknowledges that this Debenture has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Holder represents for himself and his legal representative that he is acquiring this Debenture and will acquire any shares issued upon conversion hereof, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holder agrees to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

2. Principal and Interest Payment. Interest on the principal balance due hereunder shall be calculated at the rate of eight percent (8%) per annum and shall be paid monthly, on the 1st day of each month beginning November 11, 2005 (4th month following the final closing of the offering). Payment of principal

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and all remaining accrued interest on this Debenture shall be made on or before
July 11, 2007 (24 months following the final closing of the offering), upon presentation of this Debenture by the Holder at the offices of the Company, in lawful money of the United States of America, by delivery of a check payable in immediately available funds to the Holder at Holder's address. ;

Each interest payment shall be due and payable on the 1st of every month. Interest payments shall commence on the 1st calendar of the 4th month following the final closing of the Offering. At which time all accrued interest is due to the investor. The Company has agreed to maintain a separate account with the Placement Agent for the Reserve Funds.

Principal payments will begin on the 1st day of the 4th month following the final closing date of this Offering. The amount of principal to be paid each month shall be 1/21 of the total amount offered plus any accrued interest. The remaining balance of the principal value of the Notes will be due on the 1st day of the 24th month following the final closing of the offering. The Company has agreed to maintain a separate account with the Placement Agent for the Reserve Funds.

PROVIDED HOWEVER, the Company at its option may elect to pay the current portion of principal and/or interest into shares of common stock. The Company shall provide the Holder with fifteen (15) days written notice prior to such payment ("Company Conversion Notice"). The Holder may receive shares of common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to Company Conversion Notice. The Company may elect to convert a portion or all of any unpaid interest and/or principal due to the Holder under the condition that certain criteria are met which include:

A. The common stock received for payment is fully registered at the time of receipt and is delivered without restriction of any kind.

B. The average daily trading volume as measured for the prior 20 days to payment is as follows:

        1. 100,000 shares per day for principal balance in excess of
           $2,000,000.00
        2. 75,000 shares per day for principal balance in excess of $500,000.00 but less than $2,000,000.00
        3. 50,000 shares per day for principal balance less than $500,000.00
        4. No less than 100,000 shares per day if the remaining principal balance is in excess of $2,000,000.00 and.

C. The average daily price per share as measured from the five trading days prior to payment is no less than $0.24 per share.

D. Stock must be delivered within 5 business days of the 1st of the Current
Month

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Such conversion shall be effectuated by the Company submitting to the Holder a fully completed form of conversion notice attached hereto (the "Company Conversion Notice"). The Company Conversion Notice shall state the dollar amount thereof to be so converted. Shares of common stock issuable upon conversion of this Debenture shall be issued in the name of the Holder and shall be transferable only in accordance with all of the terms and restrictions contained herein. No fractional Shares shall be issued or delivered upon conversion of this Debenture.

The Company may pre-pay any amount of the note at any time in the form of cash with no penalty. The Company may also pre-pay a portion of the note in registered stock provided that the conditions for stock payment stated above are met and if those conditions are met, the Company can pre pay an additional month of principal and interest for each additional increase of 100,000 shares in the average daily volume.

4. Security. The balance due under this Debenture shall be secured by collateral of representatives of management and/or shareholders. The investment proceeds shall be secured by 12,250,000 shares of common stock held in the name of David Wu, Chairman of Dragon International Group Corporation, 7,150,000 shares of common stock held in the name of Shun Li Shi ("Collateral Shares") $150,000 in readily available funds ("Reserve Funds") and a mining facility valued at $3,000,000 owned by David Wu, Chairman of Dragon International Group Corporation ("collateral Property"). In the event the Company secures in excess of $2,000,000 under the terms of the offering, the Company agrees to pledge an additional $50,000 towards the Reserve Funds. The Collateral Shares and the Reserve Funds will be held on deposit with the Placement Agent. The Placement Agent will appoint an administrator. The Company hereby undertakes and acknowledges that it shall take all action necessary in order to "perfect" Holder's security interest in said property pursuant to the laws of the People's Republic of China.

5. Conversion of Debenture.

At the sole election of the Holder, any portion of the unpaid principal balance of this Debenture, together with any interest which may have accrued through the date of such conversion, may be converted into shares of common stock of the Company. The Holder shall provide the Company with fifteen (15) days written notice prior to such payment ("Holder Conversion Notice"). The Holder may elect to receive shares of common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to Holder Conversion Notice. The Holder will have a maximum conversion price of $.55 per share and a minimum conversion price of $.20 per share. The Holder may elect to convert a portion or all of any unpaid interest and/or principal due to the Holder under the condition that certain criteria are met which include:

     i. The common stock received for payment is fully registered at the time of receipt and is delivered without restriction of any kind

     ii. The average daily trading volume of the Company's common stock as measured for the prior 60 days to Notice of Conversion is no less than 50,000 shares per day to the Holder; or

     iii. The weighted average daily price per share as measured from the five trading days prior to Notice of Conversion is no less than $0.24 per share; or

     iv. Any payment of the principal balance due herein must be received by the Holder within five (5) business days of the first day of the month.

Such conversion shall be effectuated by the Holder submitting to the Company a fully completed form of conversion notice attached hereto (the "Holder Conversion Notice"). The Holder Conversion Notice shall state the dollar amount thereof to be so converted. Shares of common stock issuable upon conversion of this Debenture shall be issued in the name of the Holder and shall be transferable only in accordance with all of the terms and restrictions contained herein. No fractional Shares shall be issued or delivered upon conversion of this Debenture.

The Holder, at its sole option, may elect to convert regardless as to whether the conditions are detailed in this Section B are satisfied.

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B. Subdivision or Combination. Whenever the Company shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of this Debenture, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

C. Reclassification or Change. Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby the Holder shall have the right, at any time thereafter, to receive upon conversion of this Debenture the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustment of the amount of securities or other property obtainable upon conversion of this Debenture shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (c).

D. Merger. If, prior to repayment of the obligations relevant hereto, or prior to conversion of this Debenture into equity in the Company, the Company shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with the view to distributing such stock to its shareholders, each share of stock into which this Debenture is convertible shall be replaced for the purposes hereof by a pro rata amount of the securities or property issuable or distributable, based upon the percentage of the Company's common stock which a Holder would have owned had a there been a conversion herein after consummation of such merger, consolidation or sale and adequate provision to that effect shall be made at the time thereof. The Company will provide the Holder at least thirty (30) days prior written notice of any event described in this subsection (d).

E. Reservation of Common Shares. The Company shall take or has taken all steps necessary to reserve a number of its authorized but unissued Common Shares sufficient for issuance upon conversion of this Convertible Subordinated Debenture pursuant to the provisions included hereinabove.

6. Securities Laws Restrictions. This Debenture and the Common Shares issuable upon conversion have not been registered for sale under the Securities Act of 1933, as amended and neither this Debenture nor those shares nor any interest in this Debenture nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Securities Act of 1933.

7. Status of Registered Holder. The Company may treat the registered holder of this Debenture as the absolute owner of this Debenture for the purposes of making payments of principal or interest and for all other purposes and shall not be affected by any notice to the contrary.

8. Redemption/Prepayment of Debenture.

A. This Debenture is subject to redemption at the option of the Company upon 30 days prior written notice (subject to the Holder's prior exercise of its right of conversion as set forth above), as a whole at any time, or in part from time to time, upon cash payment by the Company of 100% of the unpaid principal amount or such portion thereof so redeemed, plus accrued interest thereon through the date of redemption.

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9. Events of Default. If any of the following conditions or events ("Events of
Default") shall occur and be continuing:

A. if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within thirty days after written notice thereof from the Holder to the Company; or

B. if the Company shall materially default in the performance of or compliance with any term contained herein and such default shall not have been remedied within thirty days after written notice thereof from the Holder to the Company; or

C. if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the United States Code ("Title 11") shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

D. if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Debenture.

In the case of a default in the payment of any principal of or interest on the Debenture, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Debenture upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10. Usury Laws. Notwithstanding any provision contained in this Debenture to the contrary, the Company's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires


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interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally-permitted maximum rate.

11. Notices. All notices required or permitted to be given under this Debenture shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the following addresses:

         If to Holder:           At its address on the Debenture Register of
                                 the Company

         If to Company:          Dragon International Group Corp.
                                 Bldg 14 Suite A09, International Trading Center
                                 29 Dongdu Road
                                 Ningbo, China 315000
                                 Attn: David Wu, President

All notices shall be deemed given upon receipt by the recipient.

12. Governing Law. This Debenture shall be governed by the laws of the State of Nevada.

13. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Agreement is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

14. Amendment. This Agreement may only be amended in writing, duly endorsed by the parties hereto.

15. Headings. The headings in this Debenture are solely for convenience of reference and shall not affect its interpretation.

ATTEST:

DRAGON INTERNATIONAL GROUP CORP.


By:  ______________________________________
         David Wu                           Date


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